UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	June 13, 2006

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24240	22-3105824
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1314 King Street, Wilmington, DE 19801	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17   CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On June 13, 2006, Ridgewood Electric Power Trust I (the “Trust”) was advised that Stillwater Hydro Partners L.P., a Delaware limited partnership in which the Trust owns a 32.5% equity interest (the “Limited Partnership”), entered into a definitive Asset Purchase Agreement, dated as of June 1, 2006 (the “Asset Purchase Agreement”), with Boralex Stillwater LLC, a Delaware limited liability company (“Boralex”). Pursuant to the Asset Purchase Agreement, Boralex will acquire from the Limited Partnership the Stillwater, New York Hydroelectric Plant and related assets for a purchase price of $9.35 million in cash. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The transaction is subject to governmental approvals, consents, environmental assessments and other customary closing conditions.

The description of the Asset Purchase Agreement is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title
10.1	Asset Purchase Agreement, dated as of June 1, 2006, by and between Stillwater Hydro Partners L.P. and Boralex Stillwater LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST I

Date: June 14, 2006    By: /s/ DOUGLAS R. WILSON
                  Name:   Douglas R. Wilson
                  Title:     Chief Financial Officer